UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 18, 2008

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-52995	26-0886727
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
         CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
         CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Material Plan, Contract or Arrangement for New Principal Financial Officer

On June 18, 2008, the Home Federal Bancorp, Inc.’s (“Company”) subsidiary, Home Federal Bank, entered into a severance agreement (“Agreement”) with Eric S. Nadeau, who, as previously announced on May 15, 2008, has been appointed Chief Financial Officer of the Company and Home Federal Bank.  The Agreement is in the form of the amended severance agreement for new executive officers previously filed with the Securities and Exchange Commission (“SEC”) and is incorporated herein by reference as disclosed in Item 9.01 below.

In addition, on June 16, 2008, the Company granted Mr. Nadeau 25,000 non-qualified stock options pursuant to the Home Federal Bancorp, Inc. 2005 Stock Option and Incentive Plan (“Option Plan”), and awarded Mr. Nadeau 5,000 shares of restricted stock pursuant to the Home Federal Bancorp, Inc. 2005 Recognition and Retention Plan (“RR Plan”).  Copies of the Option Plan and RR Plan and the forms of their respective award agreements were previously filed with the SEC and are incorporated herein by reference as disclosed in Item 9.01 below.

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits.

10.1
Form of Amended Severance Agreement for New Executive Officers (incorporated by reference to Exhibit 10.5 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007).

10.2	Form of Incentive Stock Option Agreement for options granted under the 2005 Stock Option Plan (incorporated by reference to the Registration Statement on Form S-8 (333-127858).

10.3	Form of Restricted Stock Agreement for restricted shares awarded under the 2006 Equity Incentive Plan (incorporated by reference to the Registration Statement on Form S-8 (333-127858).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: June 18, 2008	By:/s/Len E. Williams
Len E. Williams
President and Chief Executive Officer